    As filed with the Securities and Exchange Commission on March 28, 2001

                           Registration No. 333-45525

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
      REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933

                           ALLIED CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Maryland                                    52-1081052
 -------------------------------          --------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification Number
 incorporation or organization)

   1919 Pennsylvania Avenue, N.W.
          Washington, D.C.                                20006-3434
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)

                  ALLIED CAPITAL CORPORATION AMENDED STOCK OPTION PLAN
                            (Full title of the plan)


     William L. Walton                 Copy to: Steven B. Boehm, Esq.
     Chairman of the Board and                  Cynthia M. Krus, Esq.
     Chief Executive Officer                    Sutherland, Asbill & Brennan LLP
     Allied Capital Corporation                 1275 Pennsylvania Avenue, N.W.
     1919 Pennsylvania Avenue, N.W.             Washington, D.C.  20004-2415
     Washington, D.C. 20006-3434                (202) 383-0176
     (202) 331-1112
(Name, address and telephone number
    of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / x /

CALCULATION OF REGISTRATION FEE
=========================================================================================================

       Title of                            Proposed Maximum       Proposed Maximum
   Securities to be      Amount to be     Offering Price Per     Aggregate Offering         Amount of
      Registered          Registered             Share                  Price            Registration Fee
---------------------------------------------------------------------------------------------------------
   Common Stock          6,100,000 (1)           $18.75 (3)          $114,404,960         $28,601.24
=========================================================================================================

(1) 6,100,000 additional shares of common stock of Allied Capital Corporation are being registered for issuance pursuant to the Allied Capital Corporation Amended Stock Option Plan (the "Amended Stock Option Plan"). These shares reflect an increase of 6,100,000 shares authorized under the Amended Stock Option Plan. This Registration Statement also relates to an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended Stock Option Plan as the result of a stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. Section 230.416(a).

(3) Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the exercise price of additional stock options already granted under the Allied Capital Corporation Amended Stock Option Plan and upon the average of the high and low prices per share of Allied Capital Corporation Common Stock on the Nasdaq National Market System on March 23, 2001 with respect to shares not yet subject to options granted under such Plan.

         This registration statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and 17 C.F.R. Section 230.462.

                                EXPLANATORY NOTE



    Allied Capital Corporation, a Maryland corporation (the "Registrant"), hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-45525) (the "Registration Statement") with the Securities and Exchange Commission on March 27, 2001 for the purpose of registering an additional 6,100,000 shares of the Registrant's common stock issuable upon the exercise of options granted pursuant to the Allied Capital Corporation Amended Stock Option Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the previously filed Registration Statement, including the information incorporated by reference.

   Originally, 6,250,000 shares of the Registrant's common stock were authorized for issuance under the Plan. The Board of Directors authorized the increase in the aggregate number of shares, as well as certain other administrative changes, at the 2000 Annual Meeting held on May 9, 2000. This Post-Effective Amendment No. 1 covers the increase of 6,100,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 12,350,000.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4       Allied Capital Corporation Amended Stock Option Plan*

         5       Opinion and Consent of Sutherland Asbill & Brennan LLP

         15      Omitted -- Not applicable

         23      (a)  Consent of Arthur Andersen LLP
                 (b)  Consent of Counsel -- See Exhibit 5

         24 Powers of Attorney (located in the signature page to this Registration Statement filed on February 3, 1998)


----------------------
* Incorporated herein by reference from Exhibit A to the Proxy Statement filed with the SEC on March 29, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, in the District of Columbia, on the 27th day of March, 2001.

                                        ALLIED CAPITAL CORPORATION

                                        By:      /s/ WILLIAM L. WALTON
                                           -------------------------------------
                                            William L. Walton
                                            Chief Executive Officer and
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2001.

                  SIGNATURE                                           TITLE
                  ---------                                           -----

          /s/ WILLIAM L. WALTON                Chairman of the Board, Chief Executive Officer, and
---------------------------------------------  President
              William L. Walton

                      *                        Director
---------------------------------------------
              Brooks H. Browne

                      *                        Director
---------------------------------------------
              John D. Firestone

                      *                        Director
---------------------------------------------
              Anthony T. Garcia

                      *                        Director
---------------------------------------------
             Lawrence I. Hebert

                      *                        Director
---------------------------------------------
                John I. Leahy

                      *                        Director
---------------------------------------------
               Robert E. Long

                  SIGNATURE                                           TITLE
                  ---------                                           -----
                    *                          Director
---------------------------------------------
             Warren K. Montouri

                    *                          Director
---------------------------------------------
              Guy T. Steuart II

                    *                          Director
---------------------------------------------
           T. Murray Toomey, Esq.

                    *                          Director
---------------------------------------------
             Laura W. van Roijen

                    *                          Director
---------------------------------------------
             George C. Williams

            /s/ Penni F. Roll                  Principal and Chief Financial Officer (Principal
---------------------------------------------  Financial and Accounting Officer)
                Penni F. Roll


 /s/ Joan M. Sweeney
---------------------------------------------
     Joan M. Sweeney
     Attorney in Fact

* Signed by Joan M. Sweeney pursuant to a power of attorney signed by each individual and filed with this registration statement on February 3, 1998.

                                 EXHIBIT INDEX


Exhibit Number               Exhibit Name

    5                        Opinion and consent of Sutherland Asbill &
                             Brennan LLP

    23                       (a)  Consent of Arthur Andersen LLP